COMTEX NEWS NETWORK, INC.

         1997 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

                                           As of December 5, 2002

                       TABLE OF CONTENTS

                                                             Page

1.   Purpose and Effect of Plan                                 1

2.   Shares Reserved for the Plan                               1

3.   Definitions                                                1

4.   Administration of the Plan                                 2

5.   Eligible Employees                                         3

6.   Election to Participate                                    3

7.   Method of Purchase and Investment Accounts                 3

8.   Stock Purchases                                            4

9.   Limitation on Purchases                                    4

10.  Title of Accounts                                          4

11.  Rights as a Shareholder                                    4

12.  Rights Not Transferable                                    4

13.  Change in Capital Structure                                5

14.  Retirement, Termination and Death                          5

15.  Amendment of the Plan                                      5

16.  Termination of the Plan                                    5

17.  Effective Date of Plan                                     6

18.  Government and Other Regulations                           6

19.  Indemnification of Committee                               6

20.  Governing Law                                              6

                   COMTEX NEWS NETWORK, INC.
         1997 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED


1.   Purpose and Effect of Plan

     The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of Common Stock by present and future employees of the Company and its Subsidiaries. The Plan is intended to comply with the terms of Code section 423 and Rule 16b-3 of the Act.

2.   Shares Reserved for the Plan

     There shall be reserved for issuance and purchase by employees under the Plan an aggregate of Six Hundred Thousand (600,000) shares of Common Stock, subject to adjustment as provided in Section 13. Shares subject to the Plan shall be authorized but unissued shares acquired. Shares needed to satisfy the needs of the Plan may be newly issued by the Company or acquired by purchases at the expense of the Company on the open market or in private transactions, at the discretion of the Company.

3.   Definitions

     Where indicated by initial capital letters, the following terms shall have the following meanings:

     (a)  Act: The Securities Exchange Act of 1934.

     (b)  Board:  The Board of Directors of the Company.

     (c) Code: The Internal Revenue Code of 1986, as amended, or any subsequently enacted federal revenue law. A reference to a particular section of the Code shall include a reference to any regulations issued under the section and to the corresponding section of any subsequently enacted federal revenue law.

     (d)  Committee:  The committee established pursuant to
Section 4 to be responsible for the general administration of the Plan.

     (e) Common Stock: The Company's Common Stock, $0.01 par value.

     (f) Company: COMTEX News Network, Inc. a Delaware corporation, and any successor by merger, consolidation or otherwise.

     (g) Compensation: The total earnings, prior to withholding, paid to an Eligible Employee during the applicable pay period, including bonuses, commissions, overtime and salary reduction contributions pursuant to a Code section 125 or 401(k) plan.

     (h) Custodian: A financial institution or other corporate entity selected by the Company from time to time to act as custodian for the Plan.

     (i) Eligible Employee: Any employee of the Company or its Subsidiaries who meets the eligibility requirements of Section 5 and Section 9.

     (j) Enrollment Form: The form filed by a Participant with the Committee authorizing payroll deductions pursuant to Section 6.
     (k) Fair Market Value: The closing trading price of the Common Stock on the NASD OTC Electronic Bulletin Board on the date in question, or, if the Common Stock was not quoted on such date, the closing trading price on the last day prior thereto on which the Common Stock was quoted.

     (l) Grant Date: The first business day of each January or July on which shares of Common Stock are or could be traded on the NASD OTC Electronic Bulletin Board.

     (m) Investment Account: The account established for each Participant to hold Common Stock purchased under the Plan pursuant to Section 7.

     (n)  Investment Date:   The last business day of each June
or December on which shares of Common Stock are or could be traded on the NASD OTC Electronic Bulletin Board.

     (o) Parent: Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, as of an Investment Date, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (p) Participant: An Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to
Section 6.

     (q) Payroll Deduction Account: The account established for a Participant to hold payroll deductions pursuant to Section 6.

     (r)  Plan:  The "COMTEX News Network, Inc. 1997 Employee
Stock Purchase Plan," as set forth herein and as amended from time to time.

     (s) Purchase Price: A percentage of the lower of the Fair Market Value of a share of Common Stock on the Grant Date or on the Investment Date. The percentage shall be eighty-five percent (85%) unless the Committee, in its sole discretion, increases the percentage at any time. After any such increase, the Committee, in its sole discretion, may decrease the percentage, but not below eighty-five percent (85%), at any time. Any increase or decrease shall be communicated to Eligible Employees not less than thirty (30) days prior to the first Grant Date affected by the change.

     (t) Subsidiary or Subsidiaries: Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of an Investment Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

4.   Administration of the Plan

     The Plan shall be administered by the Committee, consisting of not less than two members appointed by the Board. The
Committee shall be the Compensation Committee of the Board unless the Board shall appoint another committee to administer the Plan.
The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

     Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions (including directing the Custodian as to the acquisition of shares) necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All of such determinations shall be final and binding upon all persons. A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to their action taken signed by all members of the Committee. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. The Committee may delegate administration of the Plan to one or more employees of the Company or any Subsidiary.

5.   Eligible Employees

     All employees of the Company or its Subsidiaries shall be eligible to participate in the Plan as of the first Grant Date coincident with or following commencement of employment, or as soon as administratively practicable thereafter. Eligibility to participate is also subject to the provisions of Section 9.

     No director of the Company or of any Subsidiary who is not an employee shall be eligible to participate in the Plan. No independent contractor who is not an employee shall be eligible to participate in the Plan.

6.   Election to Participate

     Each Eligible Employee may become a Participant by filing with the Committee an Enrollment Form authorizing specified regular payroll deductions from his or her Compensation. Such regular payroll deductions shall be in increments of Ten Dollars ($10.00) subject to a minimum deduction of Ten Dollars ($10.00) per pay period. All regular payroll deductions shall be credited to the Payroll Deduction Account that the Company has established in the name of the Participant. The Board may establish limits on the amounts of payroll deductions and may change those limits from time to time.

     Original Enrollment Forms for the six month period must be filed before the Grant Date as prescribed by the Committee. Failure to file an Enrollment Form within the prescribed filing period shall preclude the Eligible Employee from participation until the next Grant Date.

     A Participant may cease his or her participation in the Plan at any time. An Eligible Employee who has ceased to be a Participant may not again become a Participant until the next Grant Date. Not more than one (1) time during any semi-annual period, a Participant may decrease his or her payroll deduction by filing a new Enrollment Form. The change will be effective as of the payroll period following the date of the Participant's election change through the remainder of the semi-annual period.

7.   Method of Purchase and Investment Accounts

      Each Participant having eligible funds in his Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased the number of shares (excluding fractional shares unless otherwise determined by the Committee) which the eligible funds in his Payroll Deduction Account could purchase at the Purchase Price on that Investment Date. All shares purchased shall be maintained by the Custodian
in a separate Investment Account for each Participant.   All cash
dividends paid with respect to shares of the Common Stock shall be added to a Participant's Payroll Deduction Account and shall be used to purchase shares of Common Stock for the Participant's Investment Account. Expenses incurred in the purchase of such shares shall be paid by the Company.

     All dividends of Common Stock distributed in-kind shall be added to the shares held for a Participant in his Investment Account. Any distribution of shares with respect to shares of Common Stock held for a Participant, other than a dividend of Common Stock, shall be distributed to the Participant as soon as practicable. Certificates for full shares will be issued and fractional shares will be sold and the proceeds of sale, less selling expenses, distributed to the Participant.

8.   Stock Purchases

     The Custodian shall acquire shares of Common Stock for Participants as of each Investment Date from the Company or, if directed by the Committee, by purchases on the open market or in private transactions using total payroll deduction amounts received by the Custodian. If shares are purchased in one or more transactions on the open market or in private transactions at the direction of the Committee, the Company will pay the Custodian the difference between the Purchase Price and the price at which such shares are purchased for Participants.

9.   Limitation on Purchases

     No Participant may purchase during any one calendar year under the Plan (or combined with any other plan qualified under Code section 423) shares of Common Stock having a Fair Market Value (determined by reference to the Fair Market Value on each date of purchase) in excess of $25,000. This limitation shall be interpreted to comply with Code section 423(b)(8).

     A Participant's Payroll Deduction Account may not be used to purchase Common Stock on any Investment Date to the extent that after such purchase the Participant would own (or be considered as owning within the meaning of Code section 424(d)) stock possessing 5 percent or more of the total combined voting power of the Company or its Parent or Subsidiary. For this purpose, stock which the Participant may purchase under any outstanding option shall be treated as owned by such Participant. As of the first Investment Date on which this paragraph limits a Participant's ability to purchase Common Stock, the employee shall cease to be a Participant.

10.  Title of Accounts

     The Custodian shall maintain an Investment Account for each Participant. Each Investment Account shall be in the name of the Participant or, if he so indicates on his Enrollment Form, in his name jointly with a member of his family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have an Investment Account in his name as tenant in common with a member of his family, without right of survivorship.

11.  Rights as a Shareholder

     A Participant shall have the right at any time to obtain a certificate for the full shares of Common Stock credited to his Investment Account. A Participant shall have the right at any time to direct that any full shares in his Investment Account be sold and that the proceeds, less expenses of sale, be remitted to him. When a Participant ceases to be a Participant, the Participant may elect to have his shares sold by the Custodian and the proceeds, after selling expenses, remitted to him or the Participant may elect to have a certificate for the full shares of Common Stock credited to his Investment Account forwarded to him. In either event, the Custodian will sell any fractional shares held in his Investment Account to the Company and remit the proceeds of such sale, less selling expenses, and the balance in his Payroll Deduction Account to him.

     As a condition of participation in the Plan, each Participant agrees to notify the Company if he sells or otherwise disposes of any of his shares of Common Stock within two years of the Grant Date on which such shares were purchased.

12.  Rights Not Transferable

     Rights under the Plan are not transferable by a Participant, except by will or by the laws of descent and distribution.

13.  Change in Capital Structure

     In the event of a stock dividend, spinoff, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

     If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

     Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

14.  Retirement, Termination and Death

     In the event of a Participant's retirement, termination of active employment, or death, the amount in his Payroll Deduction Account shall be refunded to him, and certificates will be issued for full shares held in his Investment Account. In the event of his death, the amount in his Payroll Deduction Account and all shares in his Investment Account shall be delivered to the beneficiary designated by the Participant in a writing filed with the Company. If no beneficiary has been designated, or if the designated beneficiary does not survive the Participant, such amount and all shares shall be delivered to his estate.

15.  Amendment of the Plan

     The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the shareholders of the Company must approve any amendment that would materially (i) increase the benefits accruing to Participants under the Plan, (ii) increase the number of securities that may be issued under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan.

16.  Termination of the Plan

     The Plan and all rights of employees hereunder shall terminate:

          (a) on the Investment Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase;
     or

          (b) at any prior date at the discretion of the Board of Directors.

     In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be issued to Participants on a prorata basis. Upon termination of the Plan, all amounts in an employee's Payroll Deduction Account that are not used to purchase Common Stock will be refunded.

17.  Effective Date of Plan

     The Plan was approved by the Board of Directors on September
15, 1997 subject to approval by the Company's shareholders. Such approval was obtained at the Company's Annual Meeting on December 11, 1997.

18.  Government and Other Regulations

     The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

19.  Indemnification of Committee

     Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its Articles of Incorporation and Bylaws.

20.  Governing Law

     The Plan shall be construed and administered in accordance with the laws of the state of Delaware.